NOT PRECEDENTIAL

UNITED STATES COURT OF APPEALS
FOR THE THIRD CIRCUIT

No. 22-2242

LIBERTY INSURANCE UNDERWRITERS, INC.

v.

COCRYSTAL PHARMA, INC.,
Appellant

Appeal from the United States District Court
for the District of Delaware
(D.C. Civil Action No. 1-19-cv-02281)
District Judge: Honorable Joshua D. Wolson

Argued on March 8, 2023

Before: SHWARTZ, BIBAS, and AMBRO, Circuit Judges

(Opinion filed: March 29, 2023)

Tamara D. Bruno **(Argued)**
Pillsbury Winthrop Shaw & Pittman
909 Fannin
Suite 2000, Two Houston Center
Houston, TX 77010

Peter M. Gillon
Jesse N. Vazquez
Pillsbury Winthrop Shaw & Pittman
1200 17th Street, NW
Washington, DC 20036

Brandon R. Harper
Carla M. Jones
Jennifer C. Wasson
Potter Anderson & Corroon
1313 North Market Street
Hercules Plaza, 6th Floor
P. O. Box 951
Wilmington, DE 19801

Counsel for Appellant

Robert L. Ebby
Ronald P. Schiller **(Argued)**
Hangley Aronchick Segal Pudlin & Schiller
One Logan Square
18th & Cherry Streets, 27th Floor
Philadelphia, PA 19103

Counsel for Appellee

OPINION*

AMBRO, Circuit Judge

Cocrystal Pharma Inc. ("Cocrystal") appeals the District Court's grant of summary judgment for its insurer, Liberty Insurance Underwriters, Inc. ("Liberty"). Because we part from its holding that the insurance policy here does not require Liberty to pay Cocrystal's defense costs associated with an investigation by the Securities and Exchange Commission ("SEC"), we vacate the Court's order and remand for further proceedings. There is a

* This disposition is not an opinion of the full Court and pursuant to I.O.P. 5.7 does not constitute binding precedent.

genuine issue of material fact whether the SEC was investigating Cocrystal's wrongful acts (and thus whether Liberty must pay the defense costs under the policy), so the case must proceed to trial.

I.

Cocrystal is a publicly traded biotechnology company. It was formed following a merger of Biozone Pharmaceutical, Inc. ("Biozone") and Cocrystal Discovery, Inc. in January 2014. After the merger, Biozone ceased to exist.

The Insurance Policy

Cocrystal then purchased director and officer liability insurance from Liberty to cover claims made between January 2, 2015, and May 21, 2018 (the "Policy"). Under the Policy, Cocrystal is the "Insured Organization," and its directors and officers are "Insured Persons." App. 88, 97. Its coverage focuses mostly on claims made against the Insured Persons but also includes certain claims against Cocrystal. Relevant here, "[t]he Insurer shall pay on behalf of the Insured Organization all **Loss** which it shall become legally obligated to pay as a result of a **Securities Action** first made during the Policy Period . . . against the Insured Organization for a **Wrongful Act** which takes place before or during the Policy Period." App. 90.

The Policy defines the bolded terms as follows:

- **Loss** includes "Defense Costs," meaning the reasonable and necessary attorneys' fees incurred defending a **Claim**. App. 96-97.

- **Securities Action** "means any **Claim**, under federal, state, or common law, against the . . . Insured Organization, if such Claim [a]rises from the purchase or sale of, or offer to purchase or sell, any securities issued by the Insured Organization." App. 125.

- **Claim** includes "a written demand for . . . non-monetary relief" and "a formal . . . regulatory investigation against" the Insured Organization. App. 128.
- **Wrongful Act** means "any actual or alleged error, misstatement, misleading statement, act, omission, neglect, or breach of duty, actually or alleged[ly] committed or attempted by the Insured Persons in their capacities as such." App. 107.

The Policy also provides that the "Insurer shall . . . advance covered Defense Costs incurred by the Insureds." App. 91. But "[i]f it is determined by negotiation, litigation, or arbitration that any such Defense Costs are not covered under this Policy, the Insureds agree to repay the Insurer the amount of such Defense Costs not covered." *Id.*

The last relevant provision in the Policy is its "batching clause," which says that "[a]ll Claims arising from . . . **Interrelated Wrongful Acts** shall be deemed one Claim." App. 93. **Interrelated Wrongful Acts** are those that "have as a common nexus any fact, circumstance, situation, event, transaction, cause or series of causally connected facts, circumstances, situations, events, transactions or causes." App. 97. When multiple claims are batched together, Liberty considers all the claims to have been made on the date the earliest claim was made.

The SEC Subpoena

On October 2, 2015, the SEC subpoenaed Cocrystal, requesting documents about it and its predecessor Biozone from the relevant period of January 1, 2011, to October 2, 2015. The SEC did not state which entity was the target of the investigation. It could have been Biozone, Cocrystal, both, or neither. Based on the requested documents, it appeared the SEC was mainly interested in Biozone. *See, e.g.*, App. 511 (Request 9: "All Documents concerning any relationship or communications between Biozone and any individual or

entity engaged in the promotion of Biozone's common stock during the time period that Cocrystal was known as Biozone."); *id.* at 512 (Request 12: "All Documents and Communications concerning the trading of Biozone stock with broker-dealers."); *id.* (Requests 13-16, 19-20: seeking documents concerning statements made in Biozone's Form 8-K filings).

That said, some requests sought documents about Cocrystal, suggesting the SEC may have thought it participated in Biozone's bad acts or in a coverup of those acts after the merger. For example, the SEC asked for the following:

- Request No. 1: Documents sufficient to identify all principals, officers, directors, shareholders and other persons with a direct or indirect beneficial ownership interest in, or who have exercised direct or indirect control over, Biozone, *including but not limited to after Biozone became known as Cocrystal*. App. 511 (emphasis added).

- Request No. 5: Documents sufficient to identify by last known home address and telephone number, all members of *Cocrystal's Board of Directors*, including, but not limited to, the time period that Cocrystal was known as Biozone. *Id.* (emphasis added).

- Request No. 23: All Documents and Communications concerning *the merger between Biozone and Cocrystal*, as disclosed in a November 27, 2013 press release titled "Biozone Pharmaceuticals Announces Executed Letter of Intent to Merge with Cocrystal Discovery Inc." *Id.* at 513 (emphasis added).

- Request No. 24: All Documents and Communications concerning *the merger between Biozone and Cocrystal*, as disclosed in a January 3, 2014 press release titled "Biozone Completes Acquisition of Cocrystal Discovery and Begins Transformation to High Growth Biotech Company." *Id.* (emphasis added).

- Request No. 25: Copies of all statements for all bank accounts *in the name of Biozone or Cocrystal or over which Biozone or Cocrystal had any control* at any time during the Relevant Period. *Id.* (emphasis added).

And other requests sought post-merger documents that necessarily involved Cocrystal even if they did not mention the company by name:

- Request No. 6: Documents Concerning the Board of Directors' meetings, including but not limited to meeting minutes (including drafts), notes, agendas, and lists of attendees. *Id.* at 511.

- Request No. 28: All Documents and Communications concerning any complaints (formal or informal) from clients, investors or others received during the period from January 1, 2012 *through the present*. *Id.* at 513 (emphasis added).

Cocrystal hired defense counsel, launched its own investigation, and provided notice of the subpoena to Liberty. It denied coverage in April 2016 asserting that the subpoena did not satisfy the Policy's definition of a "Claim." It reiterated this denial in a December 2016 letter.

In January 2017, however, Cocrystal's counsel gave Liberty more information about the investigation based on further conversations with the SEC. In an email dated January 25, 2017 ("January 2017 Email"), counsel wrote:

> In subsequent conversations between the SEC attorneys handling the investigation and Cocrystal's outside counsel, the SEC attorneys indicated that [they] had concerns regarding representations [Cocrystal] had been making and its relationships with certain individuals, and that these concerns go to the bona fides of the company and the legitimacy of its operations and the possibility that the company's stock was being used for manipulative purposes.

App. 293. Apparently satisfied that the SEC's investigation was a claim related to Wrongful Acts committed by Cocrystal's directors and officers, Liberty agreed to cover subpoena-related defense costs. Liberty said it would send a "supplemental reservation of rights letter," but never did so. App. 832. It paid Cocrystal $1.1 million for defense costs incurred in responding to the SEC's subpoena.

The Post-Policy Lawsuits

In September 2018, after the Policy expired, the SEC filed an enforcement action against former Biozone directors and officers. The complaint alleged the defendants had perpetrated a "pump and dump" stock manipulation scheme. App. 296. But the SEC did not sue Cocrystal or its directors or officers.

Prompted by the enforcement action, private plaintiffs filed three lawsuits—one securities class action against Cocrystal and two derivative actions on Cocrystal's behalf against its officers and directors. The complaints in the lawsuits alleged not only that Biozone engaged in pre-merger stock manipulation but also that Cocrystal's officers failed to alert its stockholders of the manipulated value and made false and misleading statements to the SEC for years after the merger.

The enforcement action and the three private lawsuits were filed after the Policy ended. Still, Cocrystal provided Liberty notice of the claims and sought coverage because it argued they stemmed from the same "Interrelated Wrongful Acts" investigated by the SEC in the subpoena. App. 393-97; 878-84. Per the Policy's batching clause, Cocrystal argued the post-Policy actions should merge into one claim deemed made on the date of the subpoena (which was within the policy period).

Liberty denied coverage. And the revelation that the SEC brought an enforcement action against Biozone directors and officers also made Liberty rethink its decision to cover Cocrystal's defense costs for the earlier subpoena. It wrote: "Based upon new information received by Liberty, . . . it is clear that the SEC Investigation relates to alleged Wrongful Acts regarding certain individual directors and officers, investors and outside individuals

and [Biozone], commencing in 2010 and continuing through the end of 2013. . . . [I]t has become clear that the SEC Investigation, in light of the timing of the Wrongful Acts at issue, falls outside the coverage of the Policy." App. 404-06; 886-89; 891-93. It requested that Cocrystal pay back the $1.1 million already paid because the policy provides for repayment "[i]f it is determined by negotiation, litigation[,] or arbitration that any such Defense Costs are not covered under this Policy." App. 405 (quoting *id.* at 91). Cocrystal refused to refund the defense costs Liberty paid and instead demanded it cover the defense costs for the post-Policy lawsuits.

Procedural History

Liberty sued Cocrystal in the District Court for the District of Delaware seeking a declaration of no coverage and recoupment of the $1.1 million paid to cover Cocrystal's defense costs. Cocrystal counterclaimed for a declaration of coverage and bad-faith denial of coverage, as well as to prevent Liberty's recoupment of defense costs paid. Both parties filed motions for summary judgment. The Court granted summary judgment for Liberty, deciding the costs were not covered by the Policy and ordering Cocrystal to return the $1.1 million. Cocrystal timely appealed.

The District Court had diversity jurisdiction under 28 U.S.C. § 1332. We have appellate jurisdiction under 28 U.S.C. § 1291.

II.

The parties first dispute whether the Policy covers the defense costs associated with the SEC's 2015 subpoena, which turns on whether the SEC was investigating *Cocrystal's*

Wrongful Acts as well as Biozone's. We afford a fresh review to the District Court's grant of summary judgment in Liberty's favor. *See Sec'y U.S. Dep't of Labor v. Kwasny*, 853 F.3d 87, 90 (3d Cir. 2017). "Summary judgment is appropriate where, construing all evidence in the light most favorable to the nonmoving party, 'there is no genuine dispute as to any material fact and the movant is entitled to judgment as a matter of law.'" *Id.* (quoting Fed. R. Civ. P. 56(a) and *Daniels v. Sch. Dist. of Phila.*, 776 F.3d 181, 192 (3d Cir. 2015)).

Under Delaware law,[1] Liberty has a duty to pay defense costs unless there is no possible basis on which it might have to indemnify the insured. *Smith v. Liberty Mut. Ins. Co.*, 201 A.3d 555, 560 (Del. Super. Ct. 2019). Applying this standard, the insurance company must defend if the "allegations of the underlying complaint show a *potential* that liability within coverage will be established"; definitive proof that coverage will be established in the future is unnecessary. *Id.* at 561 (citation omitted) (emphasis in original). If "there exists some doubt as to whether the complaint against the insured alleges a risk insured against" or "[a]ny ambiguity in the pleadings," the doubt or ambiguity must "be resolved in favor of the insured . . . [and] against the carrier." *Id.* at 560 (quoting *Continental Cas. Co. v. Alexis I. DuPont Sch. Dist.*, 317 A.2d 101, 105 (Del. 1972)). Thus the duty to pay defense costs is very broad and insured-friendly.

The determination of whether a claim triggers the insurance company's duty to defend typically needs to be made at the outset of the case. *Id.* And "[t]he Court generally

[1] At the District Court, Cocrystal argued Washington law should apply. The Court explained why Delaware law applies, and neither party challenges that decision on appeal.

will review only two documents in [that] determination[:] . . . the insurance policy and complaint." *Blue Hen Mech., Inc. v. Atl. States Ins. Co.*, 2011 WL 1598575, at *2 (Del. Super. Ct. Apr. 21, 2011), *aff'd*, 29 A.3d 245 (Del. 2011). The insured bears the burden of proving that the claim is covered. *Id.* at *3.

When the claim is a subpoena or other investigative demand (rather than a complaint in a civil litigation), we consider whether the government is investigating the insured for a possible legal violation. *Conduent State Healthcare, LLC v. AIG Specialty Ins. Co.*, 2019 WL 2612829, at *4-6 (Del. Super. Ct. June 24, 2019) ("[T]he Court is not persuaded that investigating an alleged unlawful act by the insured[] is different from actually alleging an unlawful act."); *see also Guaranteed Rate, Inc. v. ACE Am. Ins. Co.*, 2021 WL 4726608, at *2 (Del. Super. Ct. Oct. 11, 2021). In *Conduent*, the Court considered whether a civil investigative demand from a state attorney general triggered an insurance company's duty to defend. *Conduent*, 2019 WL 2612829, at *1. The attorney general did not tell Conduent whether it was the target of the investigation and said only that the government "has reason to believe you may have information relevant to its investigation." *Id.* The Court concluded the investigation triggered the duty to defend because the government was investigating "the possibility of wrongful acts that may violate the law." *Id.* at *5-6.

The same is true of the SEC's 2015 subpoena—the requests show the SEC was investigating "the possibility of wrongful acts" by Cocrystal. *Id.* The SEC sought information about Cocrystal from the period "after Biozone became known as Cocrystal." App 511-13. It asked about the principals, officers, directors, and shareholders who exercised control over Cocrystal (Request 1); the contact information for "all members of

Cocrystal's Board of Directors" (Request 5); Cocrystal's Board meeting minutes (Request 6); purchases and sales of stock by Cocrystal's directors or officers (Request 8); documents about the merger between Biozone and Cocrystal (Requests 23-24); bank accounts in Cocrystal's control during the relevant period (Request 25); and complaints Cocrystal received from clients and investors (Request 28). App. 511-13. The document requests in the subpoena show the SEC could *potentially* bring enforcement actions against Cocrystal directors and officers, depending on the results of its investigation. [2] Given how broadly Delaware courts apply the duty to defend, this potential of future liability is enough to trigger coverage.

[2] Cocrystal also relies on the January 2017 Email to show that the SEC was investigating Wrongful Acts of its directors and officers because the email said the SEC "had concerns regarding representations [Cocrystal] had been making" and thought there was a "possibility that the company's stock was being used for manipulative purposes." App. 293. Although Cocrystal relied on this email in its appellate briefs and at oral argument, it cited the January 2017 Email only for separate propositions in its briefing to the District Court. *See* Cocrystal's Brief in Support of Its Motion for Summary Judgment at 8, 20, *Liberty Ins. Underwriters, Inc. v. Cocrystal Pharma, Inc.*, No. 1:19-2281 (D. Del. Feb. 8, 2022), ECF No. 95 (citing the January 2017 Email as contained in Exhibits G and I to show that Cocrystal "made the SEC investigator available to Liberty for an interview about the substance of the claim, but Liberty declined"). The District Court did not need to consider the email if Cocrystal did not cite it properly. *See* Fed. R. Civ. P. 56(c)(3). Given the weak citations, there is a question whether Cocrystal waived this use of the January 2017 Email. But we need not rely on the email because the subpoena's requests alone create a factual dispute, and Cocrystal cited the requests throughout its briefing. *See, e.g.*, Cocrystal's Brief in Support of Its Motion for Summary Judgment at 7, *Liberty Ins. Underwriters, Inc. v. Cocrystal Pharma, Inc.*, No. 1:19-2281 (D. Del. Feb. 8, 2022), ECF No. 95 (explaining the subpoena sought information about "actions taken by Cocrystal and its D&Os after the reverse merger . . . up through the date of the subpoena (in 2015)"). Nothing herein constitutes a ruling concerning the admissibility of the email and how it may be used at trial.

The District Court held that the SEC was not investigating a possible Wrongful Act by Cocrystal. It decided the SEC investigation was limited to the Wrongful Acts of Biozone's officers, not Cocrystal's. The decision had two justifications: (1) the subpoena requested documents that predated the merger; and (2) the resulting SEC Enforcement Action only charged former Biozone directors and officers with securities fraud and did not charge Cocrystal directors and officers. *Id.* Neither reason supports that decision.

First, that the subpoena requested some pre-merger documents means little because it also requested post-merger documents from after Biozone no longer existed. *See, e.g.*, App. 513 (Request No. 28: "All Documents and Communications concerning any complaints (formal or informal) from clients, investors or others received during the period from January 1, 2012 *through the present*." (emphasis added)). If anything, the requests for both pre- and post-merger documents suggest the SEC thought Biozone *and* Cocrystal had possibly violated securities laws.

Second, and more importantly, the resulting SEC enforcement action was not decisive under Delaware law. We determine the duty to defend based on the possibility of liability at the beginning of the case, not based on its outcome. *Smith*, 201 A.3d at 560. Hindsight does not color that call. And we generally review only the claim and the policy without looking to extrinsic evidence, *Blue Hen*, 2011 WL 1598575, at *2. The subpoena issued in 2015, so the District Court should not have relied heavily on this extrinsic evidence from three years after the SEC served it.

Viewing the evidence in the light most favorable to the nonmovant Cocrystal, there is a genuine dispute of material fact whether the SEC was investigating its Wrongful Acts.

We thus vacate the District Court's grant of summary judgment for Liberty on this coverage issue and remand for the case to proceed to trial.

III.

The parties' remaining two disputes turn on whether the claim for the subpoena is covered, so they should be resolved on remand as well.

As for the first, Cocrystal challenges the District Court's decision awarding Liberty $1.1 recoupment of defense costs already paid. Because the Court determined that the costs of defending the subpoena were not covered by the Policy, it followed logically that Liberty was entitled to recoupment. But now that we have vacated the Court's judgment on coverage, it is unclear whether Liberty should be paid back. If the SEC was investigating Cocrystal for a Wrongful Act at the outset, then Liberty had a duty to pay defense costs and is not entitled to recoupment. If the SEC was not investigating Cocrystal for such an act, then Liberty may be able to recoup the defense costs paid.

Next, Cocrystal urges that Liberty pay the costs of defending the three private lawsuits even though the Policy ended before they were filed. The basis for coverage, it argues, is that the lawsuits stem from the same Wrongful Acts that the SEC investigated in 2015, such that they batch together and are all deemed filed within the policy period. If it is found that the SEC investigated a Wrongful Act by Cocrystal—making the subpoena a proper claim under the policy—then the 2018 Lawsuits may relate back and be covered. If the subpoena is not a proper claim, there is no claim to which the 2018 Lawsuits can relate back.

Because these two questions depend on the outcome of the coverage issue, they must proceed to trial as well.

* * *

We thus vacate the District Court's grant of summary judgment and remand for further proceedings consistent with this opinion.